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                                                               EXHIBIT (a)(1)(G)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR.-- Social Security numbers have nine digits separated by two hyphens (i.e. 000-00-0000). Employer identification numbers have nine digits separated by only one hyphen (i.e. 00- 0000000). The table below will help determine the proper number to give the payer.


=======================================================================  ===========================================================
                                   GIVE THE                                                               GIVE THE EMPLOYER
                                   SOCIAL SECURITY                                                        IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:          NUMBER OF --                          FOR THIS TYPE OF ACCOUNT:        NUMBER OF --
-----------------------------------------------------------------------  -----------------------------------------------------------
1. An individual's account         The individual                        8.   Sole proprietorship account The owner (4)

2. Two or more individuals (joint  The actual owner of the account       9.   A valid trust, estate, or   The legal entity (Do not
   account)                        or, if combined funds, any one of          pension trust               furnish the identifying
                                   the individuals(1)                                                     number of the personal
                                                                                                          representative or trustee
                                                                                                          unless the legal entity
                                                                                                          itself is not designated
3. Husband and wife (joint         The actual owner of the account                                        in the account title.)
   account)                        or, if joint funds, either person(1)
                                                                         10.  Corporate Account           The corporation
4. Custodian account of a minor    The minor(2)
   (Uniform Gift to Minors Act)                                          11.  Religious, charitable, or   The organization
                                                                              educational organization
5. Adult and minor (joint account) The adult or, if the minor is the          account
                                   only contributor, the minor(1)
6. Account in the name of                                                12.  Partnership account held    The partnership
   guardian or committee for a     The ward, minor, or incompetent            in the name of the business
   designated ward, minor, or      person(3)
   incompetent person                                                    13.  Association, club, or
                                                                              other tax-exempt            The organization
                                                                              organization
7. a.  The usual revocable
   savings trust account           The grantor-trustee(1)                14.   A broker or registered
   (grantor is also trustee)                                                  nominee                     The broker or nominee
   b.  So-called trust account
       that is not a legal or      The actual owner(1)                   15.   Account with the
       valid trust under State                                                Department of Agriculture   The public entity
       law                                                                    in the name of a public
                                                                              entity (such as a state or
                                                                              local government, school
                                                                              district, or prison) that
                                                                              receives agricultural
                                                                              program payments
=======================================================================  ===========================================================

(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)  Show the name of the owner.

(5)  List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                                    (PAGE 2)

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

o    A corporation.

o    A financial institution.

o An organization exempt from tax under Section 501(a) of the Internal Revenue Code or an individual retirement plan.

o    The United States or any agency or instrumentality thereof.

o A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

o A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.

o    An international organization or any agency or instrumentality thereof.

o A dealer in securities or commodities required to register in the United States or a possession of the United States.

o    A real estate investment trust.

o A common trust fund operated by a bank under Section 584(a) of the Internal Revenue Code.

o    An exempt charitable remainder trust or a non-exempt trust described in
     Section 4947(a)(1) of the Internal Revenue Code.

o    An entity registered at all times under the Investment Company Act of 1940.

o    A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

o Payments of patronage dividends where the amount received is not paid in money.

o    Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

o Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Internal Revenue Code).

o Payments described in Section 6049(b)(5) of the internal Revenue Code to non-resident aliens.

o Payments on tax-free covenant bonds under Section 1451 of the Internal Revenue Code.

o    Payments made by certain foreign organizations.

o    Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 ENCLOSED HEREWITH TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments, other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(A)(a), 6042, 6044, 6045, 6049, 6050A and 6050N of the Internal Revenue Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE -- Section 6109 of the Internal Revenue Code requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the Internal Revenue Service. The Internal Revenue Service uses the numbers for identification purposes and to help verify the accuracy of the recipient's tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of the gross amount of interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to a reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE.